Triton Emission Solutions Inc. OTCQB: DSOX

FOR IMMEDIATE RELEASE September 10, 2015

Triton Emission Solutions Inc. Enters into Consulting Agreement

SAN JUAN, PUERTO RICO - (Newsfile - September 10, 2015) - Triton Emission Solutions Inc. (OTCQB: DSOX) (the “Company”) is pleased to announce that on September 4, 2015, the Company entered into a Consulting Agreement (the “Second Consulting Agreement”) with Robert Lipp, an unrelated party, on substantially the same terms as the consulting agreement between the Company and Mr. Lipp dated for reference September 3, 2014, which expired on September 3, 2015. Under the terms of the Second Consulting Agreement, Mr. Lipp agreed to continue providing the Company with investor relations services for a term of one year, expiring on September 4, 2016.

In consideration for Mr. Lipp agreeing to continue providing his services to the Company, the Company will issue Mr. Lipp 100,000 shares of its common stock in four equal quarterly installments of 25,000 shares each beginning on September 4, 2015, and non-transferrable warrants to purchase up to 250,000 shares of its common stock at an exercise price of $0.50 per share, expiring on August 1, 2018, subject to earlier termination in the event that Mr. Lipp ceases to act as a consultant to the Company prior to September 4, 2016.

Please refer to Form 8-K filed on September 10, 2015, for additional information regarding the Second Consulting Agreement.

About Triton Emission Solutions Inc.:

Triton Emission Solutions Inc. develops and markets environmental and pollution emission control solutions to a worldwide market.

Triton Emission Solutions Inc.’s proprietary DSOX-15 and DSOX-20 Fuel Purification Systems, and the Company’s exhaust gas scrubber technology, NJORD, are cost-effective technologies designed to reduce harmful chemical emissions into the ocean and atmosphere in an effort to meet the increased emissions regulations that came into effect on January 1, 2015. These technologies are currently aimed at the maritime industry which includes vessels for cruise-line, freight shipping and tanker companies and can be installed during normal vessel operation without the need to use expensive dry dock time. These technologies have worldwide applications that are not limited to the maritime industry.

On behalf of the Board of Directors, Anders Aasen, Chief Executive Officer.

For further information about Triton Emission Solutions Inc. please visit the Company's website at www.tritoninc.com or contact us at 561-440-DSOX.

Forward Looking Statements

This press release may contain forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects”, “intends”, “estimates”, “projects”, “anticipates”, “believes”, “could”, and other similar words. All statements addressing product performance, events, or developments that Triton Emission Solutions Inc. expects or anticipates will occur in the future are forward-looking statements. Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties, some of which are described in Triton Emission Solutions Inc.’s Quarterly and Annual Reports filed with the United States Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should any of Triton Emission Solutions Inc.’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Triton Emission Solutions Inc.’s forward-looking statements. Except as required by law, Triton Emission Solutions Inc. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. No stock exchange, securities commission or other regulatory body has reviewed nor accepts responsibility for the adequacy or accuracy of this release. Investors are advised to carefully review the reports and documents that Triton Emission Solutions Inc. files from time to time with the SEC, including its Annual, Quarterly and Current Reports.

SOURCE Triton Emission Solutions Inc.